August 21, 1998


TO:      All Employee Investors in Mid-Cap Series of Lord Abbett Research Fund
FR:      Bob Dow
RE:      VOTE YOUR PROXY

         I'm sending along this memo to let you know how important we believe the attached Proxy Statement on Lord Abbett Research Fund - Mid-Cap Series will be to our firm's long-term growth objectives.

         The proposed changes you vote on through this Proxy Statement will help transform the Series from a mid-cap value fund into a mid-cap growth fund. As you are probably aware, only Lord Abbett employees have been able to invest in Mid-Cap Series since its inception on August 1, 1995. Employees will still be able to invest in the Series, without a sales charge, after it opens to investment by the general public on October 15, 1998.

         Why have we decided to pursue this strategy now? One key reason is that mid-cap companies, which have historically provided returns similar to those of small-cap stocks at considerably lower levels of volatility, offer attractive current valuations relative to the largest names in the S&P 500. Add this to the Series' strong performance record AND its new manager - Developing Growth Fund's Stephen J. McGruder - and we think the result is a compelling fund sales opportunity that will help us reach our five-year target of $100 billion under management. Of course, past performance is no indication of future results.

         To help us get this sales ball rolling, we ask that you please vote your proxy Statement promptly.

                         LORD ABBETT RESEARCH FUND, INC.
                    A Lord Abbett Managed Investment Company
      The GM Building o 767 Fifth Avenue o New York, New York 10153-0203 o
                                 (212) 848-1800



August 21, 1998

Dear Fellow Shareholder:

You are cordially invited to attend a Special Meeting of Mid-Cap Series Shareholders that will take place:

o    Date and Time:        Tuesday, September 15, 1998 at 10:45 a.m.

o    Location:    875 Third Avenue, 25th Floor
                           New York, New York

The meeting's agenda includes a shareholder vote on whether to:

o Amend the Fund's investment objective by eliminating the reference to investing in undervalued equity securities as the primary method of achieving capital appreciation, as described in the Proxy Statement.

o Approve or disapprove a new Management Agreement increasing the fee payable to Lord Abbett, as described in the Proxy Statement.

Lord Abbett is very excited about these proposals and we are pleased the Fund's Board of Directors has unanimously recommended that shareholders cast their votes "in favor" of them both.

The proposals that Fund shareholders will put to a vote on September 15 are described in the enclosed Proxy Statement. I encourage you to review this document as a way to help ensure that your votes really count, no matter how many Fund shares you own. Please sign, date and return the enclosed proxy ballot in the postage-paid return envelope at your earliest convenience. If you have any questions regarding the meeting or need assistance in voting, please contact us at 888-L-ABBETT (888-522-2388).

Sincerely,




Robert S. Dow
Chairman of the Board

                LORD ABBETT RESEARCH FUND, INC. - MID-CAP SERIES
                                767 Fifth Avenue
                            New York, New York 10153


                          NOTICE OF SPECIAL MEETING OF
                           MID-CAP SERIES SHAREHOLDERS
                                   TO BE HELD
                               September 15, 1998

                                 PROXY STATEMENT










             PLEASE SIGN AND RETURN THE PROXY BALLOT IN THE ENCLOSED
      POSTAGE-PAID ENVELOPE, EVEN IF YOU OWN ONLY A FEW SHARES. YOUR PROMPT
                    RETURN OF THE PROXY MAY SAVE THE MID-CAP
                   SERIES THE EXPENSE OF FURTHER SOLICITATIONS
                       TO ENSURE A QUORUM AT THIS MEETING.

                LORD ABBETT RESEARCH FUND, INC. - MID-CAP SERIES
                                767 Fifth Avenue
                            New York, New York 10153




Notice of Special Meeting of Mid-Cap Series Shareholders
To Be Held September 15, 1998                                    August 21, 1998


Notice is given hereby of a Special Meeting of the shareholders of the Mid-Cap Series (the "Fund") of Lord Abbett Research Fund, Inc. The Meeting will be held on the 25th floor, 875 Third Avenue, New York, New York, on Tuesday, September 15, 1998, at 10:45 a.m., for the following purposes and to transact such other business as may properly come before the Meeting and any adjournments thereof.

ITEM 1. To approve or disapprove a change to the Fund's  investment  objective;
        and


ITEM 2. To  approve  or   disapprove  a  new   Management Agreement  increasing
        the fee payable to Lord, Abbett & Co., as described in the Proxy Statement.

                                             By order of the Board of Directors


                                             Paul A. Hilstad
                                             Vice President and Secretary

The Board of Directors has fixed the close of business on August 11, 1998 as the record date for determination of shareholders of Mid-Cap Series entitled to notice of, and to vote at, the Special Meeting. Shareholders are entitled to one vote for each share held. As of August 11, 1998, there were 142,388 shares of the Fund issued and outstanding.


PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY BALLOT.

SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED.

TO SAVE THE COST OF ADDITIONAL SOLICITATIONS, PLEASE RETURN YOUR PROXY PROMPTLY.

                LORD ABBETT RESEARCH FUND, INC. - MID-CAP SERIES
                                767 Fifth Avenue
                            New York, New York 10153


                                                                 August 21, 1998

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Lord Abbett Research Fund, Inc. (the "Corporation"), a diversified, open-end management investment company organized as a Maryland corporation, for use at a Special Meeting of shareholders of the Mid-Cap Series (the "Fund"), a series of the Corporation to be held at 10:45 a.m. on Tuesday, September 15, 1998, on the 25th floor, 875 Third Avenue, New York, New York 10153, and at any adjournments thereof. This Proxy Statement and the enclosed proxy ballot are first being mailed to shareholders on or about August 21, 1998.

         At the close of business on August 11, 1998 (the "Record Date"), there were issued and outstanding 142,388 shares of the Fund. Only shareholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. Proxies will be solicited by mail. Additional solicitations may be made by telephone, facsimile or personal contact by officers or employees of the Corporation and its affiliates. The cost of the solicitation will be borne by Lord, Abbett & Co. ("Lord Abbett"), the Investment Manager of the Fund.

                  The following lists the owners of more than 5% of the shares of the Fund:

                                             Number and Percentage of Shares
   Name and Address                     Beneficially Owned as of August 11, 1998
   ----------------                     ----------------------------------------
   Lord, Abbett & Co.                                   60,368  (42.40%)
   767 Fifth Avenue
   New York, New York  10153

   Susan Lynch                                          16,988  (11.93%)
   c/o Lord, Abbett & Co.
   767 Fifth Avenue
   New York, New York  10153

         Shareholders are entitled to one vote for each full share, and a proportionate vote for each fractional share, of the Fund held as of the Record Date. Under Maryland law, shares owned by two or more persons (whether as joint tenants, co-fiduciaries or otherwise) will be voted as follows, unless a written instrument or court order providing to the contrary has been filed with the Secretary of the Fund: (1) if only one votes, that vote binds all; (2) if more than one votes, the vote of the majority binds all; and (3) if more than one votes and the vote is evenly divided, the vote will be cast proportionately. If the enclosed form of proxy is properly executed and returned in time to be voted at the Meeting, the proxies named therein will vote the shares represented by the proxy in accordance with the instructions marked thereon. Unmarked proxies will be voted FOR the item described in this Proxy Statement and any other matters as deemed appropriate. A proxy may be revoked by the signer at any time at or before the Meeting by written notice to the Fund, by execution of a later-dated proxy or by voting in person at the Meeting.

1.       PROPOSAL TO CHANGE THE INVESTMENT OBJECTIVE OF THE FUND

         It is proposed to simplify the Fund's investment objective to capital appreciation by eliminating the reference to investing in undervalued equity securities as the primary method of achieving the objective. Thus, the investment objective would be changed "to seek capital appreciation" rather than "to seek capital appreciation through investment primarily in equity securities, which are believed to be undervalued in the marketplace". This change would give the Board of Directors the freedom to select any style of investing as the primary means of achieving the Fund's objective. Once the Directors have this freedom, the additional Fund expense of shareholder approval would be eliminated for a change to another primary method of achieving the objective.

         Mr. Stephen J. McGruder, recently appointed senior portfolio manager of the Fund on July 15, 1998, has introduced a growth style of investment on a limited basis. If the change in objective is approved by shareholders, Mr. McGruder would be able to follow the growth style of investing approved by the Board of Directors as the primary means of achieving the Fund's objective. The growth style seeks investments that show the potential for stronger-than-expected earnings growth, as compared to the previous value style of investing which seeks investments primarily in equity securities which are believed to be undervalued in the marketplace. The risks of seeking capital appreciation are similar under both the value and growth methods of investing.

         Approval of this proposal requires the affirmative vote of a "majority" of the Fund's outstanding voting securities. A majority means the lesser of (i) 67% or more of the Fund's shares present at the Meeting if the holders of more than 50% of the Fund's outstanding shares are present or represented by proxy at the Meeting or (ii) more than 50% of the Fund's outstanding shares (a "1940 Act Majority Shareholder Vote"). The effect of an abstention or broker non-vote is the same as a vote against this proposal.

         If the proposed change is not approved by the shareholders of the Fund, the current investment objective will continue in effect.

         The Board of Directors recommends that shareholders vote in favor of the proposed change to the Fund's investment objective.


2.       PROPOSAL TO INCREASE THE MANAGEMENT FEE PAYABLE TO LORD ABBETT

         At a meeting of the Board of Directors of the Corporation held on August 13, 1998, the Directors of the Corporation unanimously approved, subject to shareholder approval, and determined to submit to the shareholders for approval, an addendum to the management contract relating to the Fund ("New Agreement") under which the contractual rate at which annual management fees are payable to Lord Abbett would be increased. Under the current Management Agreement ("Current Agreement") Lord Abbett is entitled to receive from the Fund a management fee based on its average daily net assets at the annual rate of .75 of 1%. Under the New Agreement, the annual percentage rate would be increased to
 .90 of 1%. Except for the increase set forth in this proposal, the terms of the New Agreement are identical to the Current Agreement. The Current Agreement was most recently approved by the Board of Directors on December 11, 1997 and by shareholders on July 27, 1995.

                  A.       Reasons for the Proposed Increase

         Lord Abbett has informed the Board of Directors that its goal has been to strive for a high level of portfolio performance while maintaining the management fee and total Fund expenses at levels that are generally no higher than the approximate average management fees and total expenses of the Fund's peer group. In that regard, as discussed in further detail below, according to information provided by Lipper Analytical Services, Inc. ("Lipper"), the Fund's performance over the past several years has been above average while the Fund's management fee and estimated total expense ratio1 fall below average levels as compared with investment companies judged by Lipper to be comparable to the Fund.2

         The Board believes that, under these circumstances, an increase in the management fee is necessary and appropriate in order to ensure that Lord Abbett is able to remain competitive in attracting and retaining personnel. The Board recognizes that the continuing success of the Fund depends largely on the quality of Lord Abbett's personnel. In addition, the Board believes that over the past several years Lord Abbett has made a significant and ongoing commitment of resources to the Fund. As a result of its efforts to attract and retain highly trained and capable personnel, Lord Abbett has continued to add portfolio managers, securities analysts, traders, accounting, legal and other administrative staff who support the Fund, many of whom have relatively senior experience. The Board believes that these additions have benefited the Fund in many respects, including increasing both the coverage of the industries in which the Fund may invest and portfolio management expertise generally, contributing to the Fund's above-average performance record. In addition, Lord Abbett has added new technology and systems for portfolio accounting, as well as for securities valuation and analysis. The addition of personnel and new technology by Lord Abbett was in part designed to support the administration and operation of the Fund's multiple class structure for the Fund's shares, which will be implemented on October 15, 1998 when the Fund begins offering Class B, Class C and Class Y shares.

         In reaching its decision, the Board considered the fact that Lipper calculated the Fund's annualized total return performance against all other open-end mid-cap funds and ranked the Fund's Class A shares 31 out of 282 funds, 4 out of 209 funds and 12 out of 171 funds for the one-, two-, and life-of-the-fund (from July 31, 1995) periods ended May 31, 1998. The Fund's annualized total return performance (Class A shares) during the periods was 30.81%, 29.47% and 25.32%, respectively, according to Lipper.3 These returns compared favorably to broad equity market returns over the periods; the annualized returns for the S&P Mid-Cap 400 Index for the one-, two-, and life-of-the-fund (from July 31, 1995) periods ended May 31, 1998 were 29.91%, 23.89% and 23.11%, respectively.

--------
1 As of May 31, 1998 the Fund was sold without a sales charge only to employees and partners of Lord Abbett and Directors (Trustees) of the Lord Abbett Funds. Under these circumstances, Lord Abbett waived its management fee of .75 of 1% and assumed expenses of .28 of 1%. In addition, the Fund's Class A share Rule
12b-1 Plan, estimated to cost .35 of 1% was not activated. Thus, the Fund's estimated total expense ratio as of that date was 1.38% versus 1.46%, the average of the peer group chosen by Lipper. On and after October 15, 1998 employees and partners of Lord Abbett and Directors (Trustees) of the Lord Abbett Funds will continue to be able to buy the Fund without a sales charge. 2 Lipper is a nationally recognized organization that reports on open- and closed-end fund total return performance. 3 Lipper calculates fund ranking based on total returns. Total returns are calculated based on changes in net asset value and assume the reinvestment of dividends and distributions at the then-current net asset value. Ranking results change monthly. The performance information shown relates only to the Fund's Class A shares, which are available only to employees and partners of Lord Abbett and Directors (Trustees) of the Lord Abbett Funds. Commencing on October 15, 1998, in addition to Class A shares, the Fund will begin offering Class B, Class C and Class Y shares to the public, each of which bears certain different expenses than those borne by Class A shares. All fees and expenses for each class of shares will be described in the Fund's prospectus. Call 1-800-874-3733 on or after October 15, 1998 for a free prospectus.

         The information provided by Lipper also indicates that the Fund's management fee and estimated total expense ratio as of May 31, 1998 fall below the average contractual management fee rates and expense ratios of the funds in the group supplied by Lipper as comparable4. Moreover, even with the higher management fee and total expense ratio that are proposed, the information supplied by Lipper indicates that on a pro forma basis the management fee as of October 15, 1998 would still fall below the average management fee rates of the funds in the comparison group and the Fund's estimated total expense ratio as of the same date would fall slightly above the average ratio of the funds in the comparison group.

         B.       Deliberations by the Board of Directors

         A proposal for an increased management fee was presented by Lord Abbett to the Board of Directors at a meeting held on August 13, 1998. At this meeting, Lord Abbett presented the reasons discussed above to the Board as the basis of its request. The Non-Interested Directors consulted with their legal counsel.
Information prepared specifically for the purpose of assisting the Non-Interested Directors in their evaluation of the proposed amendment included the analysis prepared by Lipper of the comparative performance, management fee and expenses of the Fund with the funds chosen by Lipper as comparable to the Fund, as discussed above.

         The Fund's legal counsel advised the Board of Directors on the nature of the matters to be considered and the standards to be used by the Board in approving the proposed fee. The Board, in consultation with its legal counsel, considered the reasons and factors discussed above, particularly the fact that while the Fund's performance has been above average as compared with its peers, the current estimated fees and expenses of the Fund at existing levels are generally below those of comparable funds, and the proposed fees and expenses would continue to be competitive with comparable funds. Moreover, the Board evaluated the nature, quality and extent of services furnished by Lord Abbett and possible economies of scale, focusing especially on the ongoing commitment of resources, as described above. The financial resources of Lord Abbett also were considered, including the activation of the Rule 12b-1 Plan and the fact that Lord Abbett will no longer waive its management fee and subsidize the expenses with respect to the Fund commencing on October 15, 1998. In light of the reasons discussed above, the Board believes that the increase set forth in this proposal is fair and reasonable and in the best interests of the Fund's shareholders.

--------
4 The  comparison  group was  supplied by Lipper based on the following parameters: (1) fund type, (2) similarity of investment objective, (3) load structure, (4) asset level comparability, (5) expense components or structure and (6) primary channel of distribution. With respect to comparing the Fund's total expenses, the Fund was included in an "expense universe" (the "Universe") consisting of all mid-cap open-end investment companies, as classified by Lipper, with average net assets below $25 million.

C.       Current and October 15, 1998 Fees and Expenses

         This table describes the current fees and expenses that you may pay if you buy and hold Class A shares of the Fund. In addition, when the Fund begins offering its Class A shares to the public on October 15, 1998, Lord Abbett will no longer assume the expenses of the Fund and will activate the Class A share 12b-1 Plan. Therefore, the fees and expenses you will be expected to pay if you buy and hold Class A shares of the Fund on or after October 15, 1998 also are shown.

                                                Current         October 15, 1998

SHAREHOLDER FEES
(fees paid directly from you investment)
Maximum Sales Charge (Load) Imposed on
Purchases (as a percentage of offering price)---None(1)------------None(1) Maximum Deferred Sales Charge (Load)
(as a percentage of the net asset value
of redeemed shares)-----------------------------None(1)------------None(1)
ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
Management fees----------------------------------.75%---------------.90%
Distribution and Service
(12b-1)Fees-------------------------------------None(1)-------------.35%
Other Expenses----------------------------------None(1)-------------.28%
Total Annual Fund
Operating Expenses-------------------------------.75%--------------1.53%

EXAMPLE
         The example is intended to help you compare the current and October 15, 1998 cost of investing in the Fund with the cost of investing in other mutual funds.

         The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual cost maybe higher or lower, based on these assumptions your costs would be:

     Years                                    Current           October 15, 1998

     1----------------------------------------$ 77-------------------$  156
     3----------------------------------------$240-------------------$  483
     5----------------------------------------$417-------------------$  834
    10----------------------------------------$930-------------------$1,824

You would have paid the same amount shown above if you did not redeem your shares. The example does not reflect sales charges (loads) on reinvested dividends and other distributions. If these sales charges (loads) were included, your costs would be higher.

D.       Material Provisions of the New Management Agreement

         A form of the proposed Management Agreement is attached to this Proxy Statement as Exhibit A. The material terms of the proposed Management Agreement are described below, although the description below is qualified by reference to Exhibit A.

         Under both the New and Current Agreements, Lord Abbett supervises the Fund's investments, provides it with certain other management services and executive and other personnel, and pays the remuneration of its officers. Lord Abbett is obligated to pay for the rental of office space and for ordinary and necessary office and clerical expenses relating to research, statistical work and portfolio supervision to be performed by Lord Abbett. The Fund is obligated to pay all expenses not expressly assumed by Lord Abbett; these include, without limitation, Rule 12b-1 expenses, office and clerical expenses not related to research, statistical work and portfolio supervision; governmental fees; interest charges; taxes; outside Directors' fees and expenses; custody fees; association membership dues; legal and auditing fees; transfer and dividend disbursing agent fees; shareholder servicing costs; expenses of preparing, printing and mailing shareholder reports; costs of preparing reports to governmental agencies; expenses relating to shareholder meetings; insurance premiums, and brokerage and other expenses connected with executing portfolio transactions. Under the New Agreement the Fund is obligated to pay Lord Abbett a fee, computed and paid monthly, at the annual rate of .90 of 1% of the Fund's average daily net assets.

The Board of Directors recommends that shareholders vote in favor of the proposed New Management Agreement.

E.       Required Vote

         Approval of this proposal requires the affirmative vote of a "majority" of the Fund's outstanding voting securities. A majority means the lesser of (i) 67% or more of the Fund's shares present at the Meeting if the holders of more than 50% of the Fund's outstanding shares are present or represented by proxy at the Meeting or (ii) more than 50% of the Fund's outstanding shares. The effect of an abstention or broker non-vote is the same as a vote against this proposal.


3.       OTHER INFORMATION

         Management is not aware of any matters to come before the Meeting other than those set forth in the notice. If any such other matters do come before the Meeting, the individuals named as proxies will vote, act, and consent with respect thereto in accordance with their best judgment.

         a.       Timeliness of Shareholder Proposals

         Any shareholder proposals to be presented for action at the Fund's next shareholder meeting pursuant to the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received at the Fund's principal executive offices within a reasonable time in advance of the date solicitation is made for such meeting. The Fund does not intend to hold another annual or special meeting of shareholders unless required to do so by the Act.

         b.       Investment Adviser and Underwriter

         Lord, Abbett & Co., 767 Fifth Avenue, New York, New York, 10153, acts as investment adviser and Lord Abbett Distributor LLC, a subsidiary of Lord Abbett located at the same address, acts as principal underwriter with respect to the Fund.

         c.       Annual Report Available Upon Request

         The Fund will furnish, without charge, a copy of the Fund's most recent annual report and the most recent semi-annual report succeeding the annual report, if any, to a shareholder upon request. A shareholder may obtain such report(s) by writing to the Fund or by calling 800-874-3733.

                                                 LORD ABBETT RESEARCH FUND, INC.

                                                 Paul A. Hilstad
                                                 Vice President and Secretary

                                                                       Exhibit A
                              MANAGEMENT AGREEMENT


                  AGREEMENT  made  as of  this  10th  day of  June,  1992 by and between LORD ABBETT RESEARCH FUND, INC., a Maryland Corporation (hereinafter called the "Corporation"), and LORD, ABBETT & CO., a New York partnership (hereinafter called the "Investment Manager").
                  WHEREAS,  the  Corporation  desires to obtain  the  investment management services of the Investment Manager and the Investment Manager is willing to provide services of the nature desired upon the terms and conditions hereinafter provided.
                  NOW,  THEREFORE,  in consideration of the mutual covenants and of other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:
                  1.  Each  Series  of  the   Corporation   hereby  employs  the
 Investment  Manager under the terms and conditions of this  Agreement,  and the
 Investment Manager hereby accepts such employment and agrees to perform supervisory functions of the Corporation with respect to the investment and reinvestment of its property and assets (whether or not held in trust or in the custody of a bank or trust company subject to the Corporation's direction or control) including, without limitation, the supervision of its investment portfolio and the recommendation of investment policies and procedures within the limitations set forth in the Corporation's Registration Statement on file with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.
                  The   Investment   Manager  agrees  to  maintain  an  adequate
 organization of competent persons to perform the supervisory functions mentioned herein.
                  All recommendations with respect to the investment  portfolios will be made to the Corporation's trading department which, with the approval of authorized officers of the Corporation, will execute all trades in accordance with the Corporation's investment procedures.
                  The Investment  Manager reserves the right, in its discretion, to purchase or otherwise obtain statistical information and services from other sources, including affiliated persons of the Investment Manager.
                  Notwithstanding  the  provisions  of  this  paragraph  1,  the investment policies and procedures and all other actions of the Corporation are, and shall at all times be, subject to the control and direction of its Board of Directors.
                  2. Each Series of the Corporation agrees to pay the Investment
Manager for its services under this Agreement and for the expenses assumed, a management fee computed and payable monthly at the annual rate of three quarters (3/4) of one percent (1%) of the value of the Series' average daily net assets. The value of the net assets of the Corporation shall include all assets held in trust or in custody of any bank, savings bank or trust company for the Series, subject to its control or direction, and shall be determined as provided in the Articles of Incorporation of the Corporation. The fee shall be paid on the first day of each month for the preceding month.
                  The  Investment   Manager  may  receive   research  and  other
statistical information from broker-dealers and from other sources and, in accordance with section 28(e) of the Securities Exchange Act of 1934, a broker-dealer may be paid a commission for a transaction involving portfolio securities of the Corporation exceeding the amount another broker-dealer would have charged for the same transaction if it is determined by the Investment Manager that such amount of commission is reasonable in relation to the value of the research services provided by the executing broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Investment Manager with respect to the Corporation and other accounts
(investment companies and other investment clients) with respect to which it exercises investment discretion. Such research services may be used by the Investment Manager in serving all its accounts, and not all of such research services need necessarily be used by the Investment Manager in connection with its services to the Corporation.
                  It is understood that any supplemental advisory or statistical services which may be provided to the Corporation or to the Investment Manager from time to time by independent broker-dealers or persons other than the Investment Manager, for whatever reason, shall not reduce the amount of the fees payable to the Investment Manager hereunder. It is recognized that such supplementary advisory or statistical services may be useful to the Investment Manager and the Corporation, but their value is indeterminable and is not to be considered a substitute for the services provided by the Investment Manager hereunder.
                  3.  It is  understood  that  the  services  of the  Investment
Manager are not deemed to be exclusive, and nothing in this Agreement shall prevent the Investment Manager, or any officer, director, partner or employee thereof, from providing similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Corporation) or to engage in other activities. When other clients of the Investment Manager desire to purchase or sell the same portfolio security at the same time as the Corporation, it is understood that such purchases and sales will be made as nearly as practicable on a pro rata basis in proportion to the amounts desired to be purchased or sold by each client.
                  4. Each Series of the  Corporation  will,  at its own expense, furnish to the Investment Manager periodic (but not less than semi-annually) statements of its books of account, including balance sheets and earnings statements, and all other information which may reasonably be required, from time to time, by the Investment Manager, and will, at its own expense, at all times keep the Investment Manager fully advised as to the cash, securities and other property then comprising its assets, and furnish daily detailed price makeup sheets with respect to its investment portfolio and its shares of its capital stock outstanding.
                  5. The Investment  Manager shall be under no obligation to pay any fees, costs, expenses or other charges of the Corporation, except for the compensation of its officers, the compensation, if any, of its directors who are affiliated with the Investment Manager, the rental for its office space, and the ordinary and necessary office and clerical expenses relating to research, statistical work and supervision of each Series' investment portfolio, to be performed by the Investment Manager under paragraph 1 of this Agreement. Each Series will pay all other fees, costs, expenses or charges relating to its assets and operations, including without limitation: office and clerical expenses not relating to research, statistical work and supervision of its investment portfolio; fees and expenses of directors not affiliated with the Investment Manager; governmental fees; interest charges; taxes and association membership dues; fees and charges for legal and auditing services; fees and expenses of any custodians or trustees with respect to custody of its assets; fees, charges and expenses of dividend disbursing agents, registrars and transfer agents (including the cost of keeping all necessary shareholder records and accounts, and of handling any problems relating thereto and the expense of furnishing to all shareholders statements of their accounts after every transaction including the expense of mailing); costs and expenses of repurchase and redemption of its shares; costs and expenses of preparing, printing and mailing to shareholders stock certificates, proxy statements and materials, prospectuses, reports and notices; costs of preparing reports to governmental agencies; brokerage fees and commissions of every kind and expenses in connection with the execution of portfolio security transactions (including the cost of any service or agency designed to facilitate the purchase and sale of portfolio securities); and all postage, insurance premiums, and any other fee, cost, expense or charge of any kind incurred by and on behalf of the Corporation and not expressly assumed by the Investment Manager under this Agreement.
                  Notwithstanding  any other  provision  of this  Agreement,  if expenses (including the management fee hereunder but excluding interest, taxes, brokerage fees, and where permitted, extraordinary expenses) borne by the Corporation in any fiscal year exceed expense limitations applicable to the Corporation imposed by state securities administrators, as such limitations may be lowered or raised from time to time, the Investment Manager will reimburse the Corporation for any such excess.
                  If the  Investment  Manager  pays for  other  expenses  of the
Corporation or furnishes without charge to the Corporation services the cost of which is to be borne by the Corporation under this Agreement, the Investment Manager shall not be deemed to have waived its rights under this Agreement to have the Corporation pay for such expenses or provide or pay for such services in the future. The Investment Manager may also advance the payment of expenses, subject to reimbursement by the Corporation in the ordinary course of business.
                  6. The Investment  Manager agrees that it shall observe and be bound by all of the provisions of the Articles of Incorporation (including any amendments thereto) of the Corporation which shall in any way limit or restrict or prohibit or otherwise regulate any action by the Investment Manager.
                  7. Other than to abide by the provisions hereof and render the services called for hereunder in good faith, the Investment Manager assumes no responsibility under this Agreement and, having so acted, the Investment Manager shall not be held liable or accountable for any mistakes of law or fact, or for any error or omission of its officers, directors, partners or employees, or for any loss or damage arising or resulting therefrom suffered by the Corporation or any of its stockholders, creditors, directors or officers; provided however, that nothing herein shall be deemed to protect the Investment Manager against any liability to the Corporation or to its stockholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of the reckless disregard of its obligations and duties hereunder. The Investment Manager shall not be responsible for any action of the Board of Directors of the Corporation in following or declining to follow any advice or recommendation of the Investment Manager.

                  8. Neither this Agreement nor any other transaction between the parties hereto pursuant to this Agreement shall be invalidated or in any way affected by the fact that any or all of the directors, officers, stockholders, or other representatives of the Corporation are or may be interested in the Investment Manager, or any successor or assignee thereof, or that any or all of the directors, officers, partners, or other representatives of the Investment Manager are or may be interested in the Corporation, except as otherwise may be provided in the Investment Company Act of 1940. The Investment Manager in acting hereunder shall be an independent contractor and not any agent of the Corporation.
                  9. This Agreement shall become effective upon the date hereof, and shall continue in force until January 30, 1994, and is renewable annually thereafter by specific approval of the Board of Directors of the Corporation or by vote of a majority of the outstanding voting securities of the Corporation; any such renewal shall be approved by the vote of a majority of the directors who are not parties to this Agreement or interested persons of the Investment Manager or of the Corporation, cast in person at a meeting called for the purpose of voting on such renewal.
                  This Agreement may be terminated without penalty at any time by the Corporation on 60 days' written notice. This Agreement shall automatically terminate in the event of its assignment. The terms "interested persons", "assignment" and "vote of a majority of the outstanding voting securities" shall have the same meaning as those terms are defined in the Investment Company Act of 1940 as amended.
                  10. The Investment Manager reserves the right to grant the use of the name "LORD ABBETT" or "LORD, ABBETT & CO.", or any derivative thereof, to any other investment company or business enterprise. The Investment Manager reserves the right to withdraw from the Corporation the use of the name "LORD ABBETT" and the use of its registered service mark; at such time of withdrawal of the right to use the name "LORD ABBETT", the Investment Manager agrees that the question of continuing this Agreement may be submitted to a vote of the Corporation's shareholders. In the event of such withdrawal or the termination of this Agreement, for any reason, the Corporation will, on the written request of the Investment Manager, take such action as may be necessary to change its name and eliminate all reference to the words "LORD ABBETT" in any form, and will no longer use such registered service mark.
                  IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officers and its corporate seal to be affixed hereto, and the Investment Manager has caused this Agreement to be executed by one of its partners all on the day and year first above written.

                         LORD ABBETT RESEARCH FUND, INC.



                                            By:      _____________________
                                                     Chairman of the Board



---------------------------
Assistant Secretary


                                                    LORD, ABBETT & CO.



                                            By:      ________________________
                                                     A Partner

                             Addendum to Management
                          Agreement between Lord Abbett
                   Research Fund, Inc. and Lord, Abbett & Co.
                      Dated June 10, 1992 (the "Agreement")


     Lord, Abbett & Co. and Lord Abbett Research Fund, Inc. (the "Corporation") on behalf of a series of the Corporation, Mid-Cap Series ("Series") do hereby agree that the annual management fee rate for the Series with respect to paragraph 2 of the Agreement shall be .90% of 1% of the value of the Series' average daily net assets.

         For purposes of Section 15 (a) of the Act, this Addendum and the Agreement shall together constitute the investment advisory contract of the Series.





                                            LORD, ABBETT & CO.


                                    BY:     ________________________
                                            Partner


                         LORD ABBETT RESEARCH FUND, INC.
                          (on behalf of Mid-Cap Series)


                                    BY:     _______________________
                                            Vice President




Dated: August    , 1998
x         Please Mark Votes
          As In This Example

LORD ABBETT RESEARCH FUND, INC. - MID-CAP SERIES

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1 AND 2.

1. To approve or disapprove a change to the Mid-Cap Series' investment objective.

                            __ For __ Against __ Abstain


2. To approve or disapprove a new Management Agreement increasing the fee payable to Lord, Abbett & Co., as described in the Proxy Statement.

                            __ For __ Against __ Abstain


Mark box if an address change or comment has been noted on the reverse side of this ballot. __


Please be sure to sign and date this Proxy.       Date



Shareholder sign here                    Co-owner sign here

                LORD ABBETT RESEARCH FUND, INC. - MID-CAP SERIES

                         SPECIAL MEETING OF SHAREHOLDERS
                               September 15, 1998
                                875 Third Avenue
                               New York, New York



          The undersigned hereby appoints as proxies ROBERT S. DOW and PAUL A. HILSTAD and each of them with full power of substitution, to vote (according to the number of votes which the undersigned would be entitled to cast if then personally present) at the Special Meeting of shareholders of the Mid-Cap Series (the "Fund") of LORD ABBETT RESEARCH FUND, INC. on September 15, 1998, including all adjournments, as specified on the reverse side, and in their discretion upon such other business as may properly be brought before the Meeting.

UNLESS OTHERWISE SPECIFIED IN THE BOXES PROVIDED, THE VOTE OF THE UNDERSIGNED IS TO BE CAST FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.


            PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE POSTAGE-PAID
                            RETURN ENVELOPE PROVIDED



For information as to the voting of stock registered in more than one name, see page 1 of the Proxy Statement. When signing the proxy as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Only authorized officers should sign for corporations.




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